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                                                                     EXHIBIT 2.2

                              CERTIFICATE OF MERGER

                                       OF

                             HEIR HOLDING CO., INC.
                            (A DELAWARE CORPORATION)

                                       AND

                            SCORES ACQUISITION CORP.
                            (A DELAWARE CORPORATION)

         PURSUANT TO SECTION 251 OF THE DELAWARE GENERAL CORPORATION LAW

                  It is hereby certified that:

                  1. The constituent business entities participating in the merger herein certified are:

                           (i) HEIR Holding Co., Inc., which is organized under the laws of the State of Delaware; and

                           (ii) Scores Acquisition Corp., which is organized under the laws of the State of Delaware.

                  2. An Agreement of Merger has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid constituent companies in accordance with the provisions of Subsection (c) of Section 251 of the Delaware General Corporation Law.

                  3. The name of the surviving corporation company in the merger herein certified is HEIR Holding Co., Inc., which will continue its existence under the name Scores Licensing Corp. upon the effective date of said merger pursuant to the provisions of the Delaware General Corporation Law.

                  4. The Certificate of Incorporation of HEIR Holding Co., Inc. shall continue to be the Certificate of Incorporation of the surviving corporation following the effective date of the merger as amended by changing the name of the corporation to Scores Licensing Corp., in accordance with the provisions of the Delaware General Corporation Law.

                  5. The executed Agreement of Merger between the aforesaid constituent business entities is on file at the principal place of business of the aforesaid surviving corporation, the address of which is as follows:

                               159 E. 58th Street
                               New York, NY 10155

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                  6. A copy of the aforesaid Agreement of Merger will be
furnished by the aforesaid surviving corporation, and without costs, to any member of each of the aforesaid constituent entities.


                  Executed on this 7th day of August, 2002

                                HEIR HOLDING CO., INC.
                                a Delaware corporation

                                By: /s/ Richard Goldring
                                    ---------------------------------
                                    Richard Goldring, President

                                SCORES ACQUISITION CORP.
                                a Delaware corporation

                                By: /s/ Richard Goldring
                                    ---------------------------------
                                    Richard Goldring, President

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